Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-167638,
333-167638-01 and 333-167638-02

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 22, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 21, 2010)

Covidien International Finance S.A.

$             % Senior Notes due 20

$             % Senior Notes due 20

fully and unconditionally guaranteed by each of

Covidien public limited company and Covidien Ltd.

Covidien International Finance S.A. (“CIFSA”) is offering $         principal amount of     % senior notes due 20     (the “20     notes”) and $         principal amount of     % senior notes due 20     (the “20     notes”). The notes will be fully and unconditionally guaranteed by Covidien Ltd., the direct parent company of CIFSA, and Covidien public limited company (“Covidien plc” and, together with Covidien Ltd., the “guarantors”), the direct parent company of Covidien Ltd. and indirect parent company of CIFSA. We refer to the 20     notes and the 20     notes collectively as the “notes.”

The 20     notes will mature on                     , 20    .

The 20     notes will mature on                     , 20    .

CIFSA will pay interest on the notes on              and              of each year, beginning                     , 2012. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

CIFSA may redeem each series of notes, in whole or in part, at any time and from time to time prior to their maturity, at the redemption price described under “Description of Notes—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Notwithstanding the immediately preceding sentence, CIFSA may redeem the 20     notes, in whole or in part, at any time or from time to time on or after                     , 20     (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If CIFSA or the guarantors experience a change of control triggering event, CIFSA will be required to offer to purchase the notes from holders at 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date as described under “Description of Notes—Change of Control Triggering Event.”

The notes and the guarantees will be unsecured obligations of CIFSA and the guarantors, respectively, and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of CIFSA and the guarantors, respectively.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors included in Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts	Proceeds, before expenses
Per note due 20%		%	%
Total	$	$	$
Per note due 20%		%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from May , 2012, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme, on or about May     , 2012.

Joint Book-Running Managers

Deutsche Bank Securities	Citigroup	BNP PARIBAS

The date of this prospectus supplement is May     , 2012.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, and only under the circumstances and in jurisdictions where it is lawful to do so.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference into this prospectus supplement and the accompanying prospectus will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context requires otherwise, the “issuer” or “CIFSA” refers to Covidien International Finance S.A., the issuer of the notes, “the company,” “we,” “us” and “our” refer to Covidien plc and its subsidiaries, including Covidien Ltd. and Covidien International Finance S.A. When we refer to “you” or “yours,” we mean the holders of the notes offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should,” “will” or the negative of these terms or similar expressions.

Forward-looking statements are based on our current expectations, assumptions, estimates and projections about our businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions and other factors, some of which are beyond our control or difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from those expressed in the forward-looking statements. You should not put undue reliance on any forward-looking statements.

For discussions of certain risks, uncertainties and contingencies that might affect such forward-looking statements, please see “Risk Factors” beginning on page S-10 in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, which is incorporated by reference. These risks and uncertainties could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We undertake no obligation to publicly update forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures we make on related subjects in future reports on Form 10-K, 10-Q and 8-K that we file with the Securities and Exchange Commission (the “Commission”).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained in this prospectus supplement and the accompanying prospectus or a subsequently filed document that is incorporated by reference. This prospectus supplement incorporates by reference the documents set forth below, which Covidien plc has filed with the Commission, and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

•

Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the Commission on November 22, 2011 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 24, 2012, incorporated by reference therein);

•	Covidien plc’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2011 and March 30, 2012, filed with the Commission on February 3, 2012 and May 4, 2012, respectively; and

•

Covidien plc’s Current Reports on Form 8-K, filed with the Commission on October 6, 2011, November 22, 2011, December 13, 2011, December 15, 2011 (Item 8.01 information only), December 19, 2011, March 16, 2012 and May 22, 2012.

Statements made in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference.

Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein. Requests should be made to:

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

Attention: Investor Relations

Telephone: (508) 452-4363

Copies of these filings are also available, without charge, at the Investor Relations section of our website. The other contents of our website have not been, and shall not be deemed to be, incorporated by reference into this prospectus.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety, including the documents incorporated by reference.

The Company

We develop, manufacture and sell healthcare products for use in clinical and home settings. Our mission is to create and deliver innovative healthcare solutions, developed in ethical collaboration with medical professionals, which enhance the quality of life for patients and improve outcomes for our customers and our shareholders.

We manage and operate our business through the following three segments:

•

Medical Devices includes the development, manufacture and sale of endomechanical instruments, energy devices, soft tissue repair products, vascular products, oximetry and monitoring products, airway and ventilation products, and other medical products.

•	Pharmaceuticals includes the development, manufacture and distribution of specialty pharmaceuticals, active pharmaceutical ingredients, contrast products and radiopharmaceuticals.

•	Medical Supplies includes the development, manufacture and sale of nursing care products, medical surgical products, SharpSafety products and original equipment manufacturer (OEM) products.

Separation

In December 2011, we announced a plan to spin off our pharmaceuticals business into a stand-alone public company. We anticipate that the transaction will be in the form of a distribution that will be tax-free to U.S. shareholders of a new publicly traded stock in the new pharmaceuticals company. Completion of the transaction is expected to be subject to certain conditions, including, among others, receipt of regulatory approvals, assurance as to the tax-free status of the spin-off of the pharmaceuticals business to our U.S. shareholders, the effectiveness of a Form 10 registration statement to be filed with the Commission and final approval by our Board of Directors. We currently expect that completion of the transaction will occur in mid-2013; however, there can be no assurance regarding the ultimate timing of the proposed transaction or that the transaction will be completed.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled “Description of Notes.”

Issuer	Covidien International Finance S.A.

Guarantors	Covidien public limited company and Covidien Ltd. (the “guarantors”)

Notes Offered	$ aggregate principal amount of % senior notes due 20

$ aggregate principal amount of % senior notes due 20

Maturity	The % senior notes due 20 will mature on , 20 .

The % senior notes due 20 will mature on , 20 .

Interest	% per year for the % senior notes due 20

% per year for the % senior notes due 20

Interest Payment Dates	and of each year, beginning , 2012

Ranking	The notes and the guarantees will:

•	be senior unsecured obligations of CIFSA and the guarantors, respectively;

•	rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of CIFSA and the guarantors, respectively;

•	rank senior to any future subordinated debt of CIFSA and the guarantors, respectively; and

•	effectively rank junior to any future secured indebtedness of CIFSA and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness.

As of March 30, 2012, CIFSA had indebtedness of approximately $4.2 billion that ranks equally with the notes, the guarantors collectively had no third-party indebtedness, and CIFSA and the guarantors had no secured indebtedness.

In addition, the notes are not guaranteed by any of Covidien plc’s subsidiaries (other than Covidien Ltd.) and will therefore be effectively subordinated to all existing and future indebtedness and other obligations, including trade payables, of Covidien plc’s subsidiaries (other than Covidien Ltd. and CIFSA), excluding any amounts owed to Covidien plc, Covidien Ltd and CIFSA. As of March 30, 2012, Covidien plc’s subsidiaries (other than Covidien Ltd. and CIFSA) had approximately $6.2 billion of liabilities, excluding intercompany liabilities.

Optional Redemption	CIFSA may, at its option, redeem each series of notes, in whole or in part, at any time and from time to time prior to their maturity, at the redemption price described under “Description of Notes—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Notwithstanding the immediately preceding paragraph, CIFSA may, at its option, redeem the 20 notes, in whole or in part, at any time or from time to time on or after , 20 (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), we will be required to make an offer to purchase the notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of Notes—Change of Control Triggering Event.”

Covenants	The indenture under which the notes will be issued contains covenants for your benefit. These covenants restrict our ability with certain exceptions to:

•	create certain liens;

•	enter into sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, which are described in this prospectus supplement and the accompanying prospectus. For a more detailed description, see “Description of Notes—Negative Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Further Issuances	CIFSA may create and issue additional notes ranking equally and ratably with any series of notes in all respects, so that such additional notes shall be consolidated with such series of notes, including for purposes of voting and redemptions.

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Use of Proceeds

We estimate that we will receive approximately $         million in net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering to fund the redemption of all of our outstanding 5.450% senior notes due October 2012 and for general corporate purposes. As of March 30, 2012, $500,000,000 aggregate principal amount of our 5.450% senior notes due October 2012 were outstanding. See “Use of Proceeds.”

Trading	The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” on page S-10 of this prospectus supplement and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Certain Tax Consequences	You should consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the notes. See “Certain Luxembourg, Bermuda and Ireland Tax Consequences” and “Certain United States Federal Income Tax Consequences.”

Trustee	Deutsche Bank Trust Company Americas

Governing Law	New York

Summary Consolidated Financial Data

The following table presents summary consolidated financial data for Covidien plc. The consolidated statement of operations data for the six months ended March 30, 2012 and March 25, 2011 and the consolidated balance sheet data at March 30, 2012 are derived from our unaudited financial statements incorporated by reference in this prospectus supplement. The consolidated statement of operations data for fiscal 2011, 2010 and 2009, and the consolidated balance sheet data at September 30, 2011 and September 24, 2010, are derived from our audited financial statements incorporated by reference in this prospectus. The consolidated balance sheet data at September 25, 2009 are derived from our audited financial statements not included in this prospectus supplement. The consolidated balance sheet data at March 25, 2010 are derived from our unaudited financial statements not included in this prospectus supplement. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. The results for the six months ended March 30, 2012 are not necessarily indicative of results that may be expected for the entire year.

The summary consolidated financial data presented below should be read in conjunction with our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2012, both of which are incorporated by reference in this prospectus supplement.

	Six Months Ended		Fiscal Years Ended(1)
	March 30, 2012	March 25, 2011	September 30, 2011	September 24, 2010	September 25, 2009
	(Dollars in Millions)
Consolidated Statement of Operations Data:
Net sales	$5,844	$5,570	$11,574	$10,429	$10,263
Gross profit(2)	3,407	3,167	6,578	5,805	5,641
Selling, general and administrative expenses(3)	1,821	1,714	3,538	3,219	3,042
Research and development expenses(4)	311	249	554	447	427
Restructuring charges, net	30	51	122	76	61
Shareholder settlement (income) charges	—	(11)	(11)	—	183
In-process research and development charges	—	—	—	—	115
Operating income(2)(3)	1,245	1,164	2,375	2,063	1,813
Interest expense, net	(90)	(91)	(181)	(177)	(151)
Other income, net(5)	6	12	22	40	145
Income from continuing operations before income taxes	1,161	1,085	2,216	1,926	1,807
Income from continuing operations	985	891	1,883	1,563	942
Consolidated Balance Sheet Data (End of Period):
Total assets	$21,154	$20,499	$20,374	$20,387	$17,139
Long-term debt	3,824	4,241	4,197	4,451	2,961
Shareholders’ equity	10,531	9,805	9,817	8,974	8,001

(1)	Fiscal 2011 includes 53 weeks. All other fiscal years noted above included 52 weeks.
(2)

Cost of goods sold for the six months ended March 30, 2012 includes $9 million of restructuring-related accelerated depreciation expense and charges of $2 million related to inventory that had been written up to fair value upon the acquisition of a business. Cost of goods sold for the six months ended March 25, 2011 includes $32 million related to inventory that had been written up to fair value upon the acquisition of a business. Cost of goods sold for fiscal 2011 includes charges of $32 million related to inventory that had been written up to fair value upon the acquisition of a business and $9 million of restructuring-related accelerated depreciation expense. Cost of goods sold for fiscal 2010 includes $39 million related to inventory that had been written up to fair value upon the acquisition of a business.
(3)	Amount for the six months ended March 30, 2012 includes $10 million of costs related to the separation of our Pharmaceuticals segment and $14 million of transaction costs associated with acquisitions. Amounts for the six months ended March 30, 2012 and fiscal 2011 include $47 million and $46 million, respectively, of legal charges related to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability claims, net of insurance recoveries. Amount for fiscal 2010 includes $39 million of transaction costs associated with acquisitions, a $33 million legal charge related to an antitrust case and a $25 million net loss on divestitures. Amount for fiscal 2009 includes $94 million of legal charges for three antitrust cases, a $71 million charge for the estimated additional cost to remediate environmental matters at a site located in Orrington, Maine and $21 million of charges related to divestitures.
(4)	Amount for the six months ended March 30, 2012 includes $12 million related to a licensing arrangement entered into by our Medical Devices segment. Amount for fiscal 2009 includes $30 million related to upfront fees and milestone payments for licensing arrangements entered into by our Pharmaceuticals segment.
(5)	Amounts relate primarily to the impact of the Tax Sharing Agreement with Tyco International and TE Connectivity.

RISK FACTORS

You should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in the notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your original investment.

Risks Relating to the Notes

The notes are effectively subordinated to our secured debt and the existing and future liabilities of our subsidiaries.

The notes are our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured debt from time to time outstanding. At March 30, 2012, we had approximately $4.2 billion in principal amount of indebtedness outstanding on a consolidated basis, all of which would rank equal in right of payment to the notes. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

The subsidiaries of CIFSA and the subsidiaries of each of Covidien plc and Covidien Ltd. (other than CIFSA) have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

Active trading markets may not develop for the notes.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in each series of the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market price and liquidity of the notes will be adversely affected. See “Underwriting.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a change of control event that constitutes a “Change of Control Triggering Event” as described under “Description of Notes—Change of Control Triggering Event,” each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control Triggering Event.”

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating from any rating agency may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by any rating agency, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to noteholders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of the term “Change of Control Triggering Event” as described under “Description of Notes—Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	limit the ability of our unrestricted subsidiaries to service indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	limit our ability to sell, merge or consolidate any of our unrestricted subsidiaries.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The laws of Bermuda, Ireland and Luxembourg differ from the laws in effect in the United States and may afford less protection to holders of our securities.

It may not be possible to enforce court judgments obtained in the United States against Covidien Ltd. in Bermuda, Covidien plc in Ireland, or against CIFSA in Luxembourg, based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Bermuda, Ireland or Luxembourg would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with either Bermuda, Ireland or Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda, Ireland or Luxembourg. A final and conclusive judgment obtained against CIFSA would nonetheless be enforceable by the Luxembourg courts subject to the applicable enforcement procedure provided under the Luxembourg New Civil Procedure Code. Such foreign judgment would be enforceable provided that: (i) it is enforceable in the country of origin, (ii) the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules, (iii) the foreign proceedings must have been regular in light of the laws of the country of origin, (iv) the rights of defence must not have been violated, (v) the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules, (vi) the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public policy, and (vii) the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”).

As a Bermuda company, Covidien Ltd. is governed by the Companies Act 1981 of Bermuda, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions, shareholder lawsuits and indemnification. Likewise, the duties of directors and officers of a Bermuda company generally are owed to the company only. Shareholders of Bermuda companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Under Bermuda law, a company also may agree to indemnify directors and officers for any personal liability, not involving fraud or dishonesty, incurred in relation to the company. Thus, holders of Covidien Ltd. securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

As an Irish company, Covidien plc is governed by the Irish Companies Act, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of Covidien plc securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

As a Luxembourg company, CIFSA is governed by the law of August 10, 1915, on commercial companies, as amended, and its articles of association (the “1915 Law”). The 1915 Law differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including differences relating to interested director transactions, minority shareholder rights, shareholder lawsuits and shareholder indemnification. Under Luxembourg law, any director having an interest in a transaction submitted for approval to the board of directors (conseil d’administration) conflicting with that of the company shall be obliged to advise the board thereof and to cause a record of his statement to be included in the minutes of the meeting. The director may not take part in these deliberations. At the next following general meeting of shareholders, before any other resolution is put to vote, a special report shall be made on any transactions in which any of the directors may have had an interest conflicting with that of the company.

The duties of directors of a Luxembourg company are also generally owed to the company only. Except under certain limited circumstances, shareholders of a Luxembourg company do not generally have a personal right of action against the directors. Under Luxembourg law, a company may indemnify its directors for personal liability related to the exercise of their functions of director. Such indemnity typically does not apply in cases of fraud and criminal acts.

Due to the nature of Luxembourg’s insolvency laws, the ability of the holders of the notes to protect their interests may be more limited than would be the case under U.S. bankruptcy laws. In the event of a winding up of CIFSA, the notes will be paid after payment of all secured debts, the cost of liquidation and certain debts of CIFSA that are entitled to priority under Luxembourg law. Such preferential debts include the following:

•	money owed to Luxembourg tax authorities, for example, in respect of income tax deducted at the source;

•	value-added tax and certain other taxes and duties owed to Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

If the bankruptcy administrator can show that “preference” has been given to any person by defrauding rights of creditors generally, regardless of when the transaction giving fraudulent preference to a party occurred, or if certain “abnormal” transactions have been effected during a relevant suspect period of six months plus 10 days prior to the date of bankruptcy, a court has the power, among other things, to void the preferential or abnormal transaction. This provision of Luxembourg insolvency law may affect transactions entered into or payments made by CIFSA during the period before liquidation or administration.

Risks Relating to Covidien

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement, including “Item 1A. Risk Factors” incorporated by reference from our most recent Annual Report on Form 10-K.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended March 30, 2012	Fiscal Year
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	10.65	10.21	9.01	9.32	9.00	2.31

The ratio of earnings to fixed charges is computed by dividing the sum of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest by fixed charges. Fixed charges represent interest expense (before interest is capitalized), amortization of debt expenses and an appropriate interest factor on operating leases.

USE OF PROCEEDS

The net proceeds of this offering are estimated to be $         million after deducting underwriting discounts and estimated offering expenses. The net proceeds from the sale of the notes will be used to fund the redemption of all of our 5.450% senior notes due October 2012 and for general corporate purposes. As of March 30, 2012, $500,000,000 aggregate principal amount of our 5.450% senior notes due October 2012 were outstanding. Net proceeds may be temporarily invested in interest-bearing securities prior to use.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of March 30, 2012 on an unaudited historical basis, both actual and adjusted to give effect to (i) the sale by us of the notes offered hereby and (ii) the redemption of all of our outstanding 5.450% senior notes due October 2012.

You should read this information in conjunction with our interim and annual financial statements and accompanying notes and other financial and operating data included elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference in this prospectus supplement or in the accompanying prospectus. The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

	March 30, 2012
	Actual	As Adjusted
	(Dollars in Millions)
Cash and cash equivalents	$1,663	$

Indebtedness:
Current maturities of long-term debt
5.450% senior notes due October 2012	$500		$—
Capital lease obligations and other	11		11

Total short-term borrowings	511		11

Long-term debt and obligations under capital leases:
Commercial paper program	247		247
1.875% senior notes due June 2013	500		500
2.800% senior notes due June 2015	400		400
6.000% senior notes due October 2017	1,150		1,150
4.200% senior notes due June 2020	600		600
6.550% senior notes due October 2037	850		850
% senior notes due 20	—
% senior notes due 20	—
Capital lease obligations and other	77		77

Total long-term debt and obligations under capital leases	3,824

Total indebtedness	$4,335	$

Shareholders’ equity	$10,531		$10,531

Total capitalization	$14,866	$

DESCRIPTION OF NOTES

The summary herein of certain provisions of the indenture governing the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture (a form of which has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part) as supplemented by a supplemental indenture, including definitions therein of certain terms. In this description, (i) the term “CIFSA” refers to Covidien International Finance S.A. and (ii) the terms “we,” “our,” and “us” refer to CIFSA and any of its successors and their respective subsidiaries.

General

The notes will be issued under an indenture dated as of October 22, 2007 as supplemented by a supplemental indenture, among us, Covidien plc, Covidien Ltd. and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). Each series of notes will be a separate series of our “debt securities” (as that term is used in the accompanying prospectus).

The notes will be issued in two series. We will issue a total of $         aggregate principal amount of senior notes that will mature on                     , 20     (the “20     notes”) and $         aggregate principal amount of senior notes that will mature on                     , 20     (the “20     notes”). We refer to the 20     notes and the 20     notes collectively as the “notes.”

The 20    notes will bear interest at an annual rate of     % per year. The 20     notes will bear interest at an annual rate of     % per year. Each series of notes will bear interest from May     , 2012. The first interest payment date on each series of notes will be                     , 2012. Interest is payable semi-annually on              and              to holders of record at the close of business on the              and              (whether or not that date is a business day), as the case may be, immediately preceding such interest payment date, and on the maturity date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date would otherwise be a day that is not a business day, the related payment of interest will be postponed to the next date that is a business day and no interest will accrue on the amounts so payable for the period from and after that interest payment date to the next date that is a business day. If the maturity date of a series of Notes falls on a day that is not a business day, the related payment of principal and interest of that series will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

The notes will not be entitled to any sinking fund.

Ranking

CIFSA is a holding company that conducts substantially all of its operations through its subsidiaries. CIFSA’s rights and the rights of its creditors, including holders of the notes, to participate in any distribution of assets of any subsidiary upon a liquidation or reorganization or otherwise of such subsidiary will be effectively subordinated to the claims of the subsidiary’s creditors, except to the extent that CIFSA or any of its creditors may itself be a creditor of that subsidiary.

The notes and the guarantees will be senior unsecured obligations of CIFSA and Covidien plc and Covidien Ltd. (the “guarantors”), respectively, and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of CIFSA and the guarantors, respectively. As of March 30, 2012, CIFSA had indebtedness of approximately $4.2 billion that ranks equally with the notes, and the guarantors collectively had no third-party indebtedness.

The notes and the guarantees will effectively rank junior to any future secured indebtedness of CIFSA and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of March 30, 2012, CIFSA and the guarantors had no secured indebtedness.

In addition, the notes are not guaranteed by any of Covidien plc’s subsidiaries (other than Covidien Ltd.) and will therefore be effectively subordinated to all existing and future indebtedness and other obligations, including trade payables, of Covidien plc’s subsidiaries (other than Covidien Ltd. and CIFSA), excluding any amounts owed to Covidien plc, Covidien Ltd. and CIFSA. Covidien plc, Covidien Ltd. and CIFSA derive their income from continuing operations and cash flow primarily through distributions from their respective subsidiaries. Claims of creditors of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Covidien plc, Covidien Ltd. or CIFSA, as the case may be, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Covidien plc’s subsidiaries (other than Covidien Ltd. and CIFSA). As of March 30, 2012, Covidien plc’s subsidiaries (other than Covidien Ltd. and CIFSA) had approximately $6.2 billion of liabilities, excluding intercompany liabilities. See “Risk Factors—The notes are effectively subordinated to our secured debt and the existing and future liabilities of our subsidiaries.”

Negative Covenants

In addition to the covenants described under “Description of Debt Securities—Covenants” in the accompanying prospectus, the supplemental indenture for the notes contains the following additional negative covenants with respect to the notes:

Limitations on the Ability to Incur Liens

The Indenture provides that, so long as any of the notes remain outstanding (but subject to defeasance, as provided in the Indenture), CIFSA will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if CIFSA determines, any other Indebtedness of CIFSA ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at CIFSA’s option prior to) such secured Indebtedness. The foregoing covenant shall not apply to:

•	liens existing on the date the notes were first issued;

•	liens on the stock, assets or Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary unless created in contemplation of such person becoming a Restricted Subsidiary;

•

liens on any assets or Indebtedness of a person existing at the time such person is merged with or into or consolidated with or acquired by CIFSA or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by CIFSA or any Restricted Subsidiary;

•

liens on any Principal Property existing at the time of acquisition thereof by CIFSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by CIFSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by CIFSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by CIFSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and any accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

•	liens securing Indebtedness owing by any Restricted Subsidiary to CIFSA, Covidien Ltd., Covidien plc or a subsidiary thereof or by CIFSA to Covidien Ltd. or Covidien plc;

•

liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•

pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which CIFSA or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of CIFSA or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which CIFSA or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this bullet point, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

•

liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against CIFSA or any Restricted Subsidiary with respect to which CIFSA or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by CIFSA or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which CIFSA or such Restricted Subsidiary is a party;

•

liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of CIFSA or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the board of directors of CIFSA, do not materially impair the use of such assets in the operation of the business of CIFSA or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

•	liens to secure CIFSA’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

•

liens not permitted by the foregoing bullet points, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of CIFSA and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing bullet points, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet point under “Limitation on Sale and Lease-Back Transactions” below does not exceed the greater of $675 million and 10% of Consolidated Net Worth; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing bullet points if the principal amount of Indebtedness secured thereby unless otherwise excepted under the above bullet points does not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the assets (or any replacement assets) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

Although this covenant limits CIFSA’s and any Restricted Subsidiary’s ability to incur indebtedness that is secured by liens on Principal Properties or on the shares of stock of or indebtedness issued by any Restricted Subsidiary, it would not prevent our subsidiaries that are not Restricted Subsidiaries from incurring Indebtedness secured by liens on shares of stock of or Indebtedness issued by Restricted Subsidiaries.

Limitation on Sale and Lease-Back Transactions

The Indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the Indenture), CIFSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

•

CIFSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to the covenant described under “Limitations on the Ability to Incur Liens;” or

•

the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by CIFSA’s board of directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of notes, or of Funded Indebtedness of CIFSA or a consolidated subsidiary ranking on a parity with or senior to the notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this bullet point an amount equal to the sum of (i) the principal amount of notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by CIFSA within such 180-day period, excluding retirements of notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

For purposes of this “Negative Covenants” section, the following terms have the following meanings:

“Attributable Debt” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of CIFSA or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental payments or additional rental payments, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Covidien plc and its subsidiaries as of the end of a fiscal quarter of Covidien plc, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of Covidien plc and its subsidiaries as of the end of a fiscal quarter of Covidien plc, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible Assets, Net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the initial date of issuance of the Notes, CIFSA may elect (by providing written notice to the Trustee) to apply International Financial Reporting Standards (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Covidien plc and its subsidiaries as of the end of a fiscal quarter of Covidien plc prepared in accordance with GAAP as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers’ acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with GAAP), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with GAAP, and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by CIFSA or any of its subsidiaries or for which CIFSA or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of Covidien plc or any of its subsidiaries that is used by any U.S. subsidiary of CIFSA and (A) is owned by Covidien plc or any subsidiary of Covidien plc on the date hereof, (B) the initial construction of which has been completed after the date hereof or (C) is acquired after the date of the initial issuance of the notes, in each case other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the board of directors of CIFSA, are not collectively of material importance to the total business conducted by Covidien plc and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense) on the date of the initial issuance of the notes in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Covidien plc and its subsidiaries as of the applicable date.

“Restricted Subsidiary” means any subsidiary of CIFSA that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any person providing for the leasing by CIFSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by CIFSA or a Restricted Subsidiary to such person other than Covidien plc,

Covidien Ltd., CIFSA or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

Events of Default

In addition to the events of default described under “Description of Debt Securities—Events of Default” in the accompanying prospectus, the supplemental indenture for the notes contains the following additional event of default with respect to the notes:

•

an event of default shall occur and be continuing with respect to CIFSA’s, Covidien Ltd.’s or Covidien plc’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which CIFSA, Covidien Ltd. or Covidien plc shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with GAAP and as of the date of the most recently prepared consolidated balance sheet of CIFSA, Covidien Ltd. or Covidien plc, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten business days after notice thereof shall have been given to CIFSA, Covidien Ltd. and Covidien plc by the trustee, or to CIFSA, Covidien Ltd., Covidien plc and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series under the Indenture affected thereby; provided that, if such event of default under such Indenture or instrument shall be remedied or cured by CIFSA, Covidien Ltd. or Covidien plc or waived by the requisite holders of such Indebtedness, then the event of default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders of debt securities under the Indenture.

For purposes of this “Events of Default” section, the following terms have the following meanings:

“Indebtedness” has the definition given to it under “Negative Covenants” above.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Covidien plc, Covidien Ltd. or CIFSA or any subsidiary of Covidien plc, Covidien Ltd. or CIFSA and not to Covidien plc, Covidien Ltd. or CIFSA or any subsidiary of Covidien plc, Covidien Ltd. or CIFSA personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

Issuance of Additional Notes

The Indenture does not limit the amount of debt securities that we may issue under the Indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of any series of notes, issue debt securities having the same ranking and the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with, any applicable series of notes. Any additional debt securities having such similar terms, together with the notes of the applicable series, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions; provided that if the additional debt securities are not fungible with the notes of the applicable series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the applicable series of notes.

Optional Redemption

In addition to the redemption provisions described under “Description of Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus, the supplemental indenture for the notes contains the additional redemption provisions with respect to the notes described in this “Optional Redemption” section.

Each series of notes will be redeemable, in whole or in part (in integral multiples of $1,000, with any portion of a holder’s notes not redeemed to be in a minimum denomination of $2,000 and integral multiples in excess thereof), solely at CIFSA’s option, at any time and from time to time in accordance with the conditions described below, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes to be redeemed. CIFSA may, at its option, redeem each series of notes, in whole or in part, at any time and from time to time prior to their maturity, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

as determined by the Quotation Agent and delivered to the trustee, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the redemption date (excluding the portion of interest that will be accrued and unpaid to and including the redemption date) discounted from their scheduled date of payment to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus (i)              basis points in the case of the 20     notes and (ii)             basis points in the case of the 20     notes,

plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Notwithstanding the immediately preceding paragraph, CIFSA may, at its option, redeem the 20     notes, in whole or in part, at any time or from time to time on or after                     , 20     (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

For purposes of this “Optional Redemption” section:

“Adjusted Redemption Treasury Rate” with respect to any redemption date means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that will be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Redemption Treasury Price” with respect to any redemption date means:

•

the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or

•	if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by CIFSA.

“Redemption Reference Treasury Dealer” means (a) each of BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer selected by us and (b) any other Primary Treasury Dealer selected by us.

“Redemption Reference Treasury Dealer Quotations” with respect to each Redemption Reference Treasury Dealer and any redemption date means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such redemption date.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to a series of notes, unless CIFSA has exercised its right to redeem such notes as described under “Optional Redemption,” each holder of such notes will have the right to require that CIFSA repurchase all or a portion of such holder’s notes (in integral multiples of $1,000, with any portion of such holder’s notes not repurchased to be in a minimum denomination of $2,000 and integral multiples in excess thereof) pursuant to the offer described below (the “Change of Control Offer”), at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at CIFSA’s option, prior to any Change of Control, but after the public announcement of the Change of Control, CIFSA is required to send, by first class mail, a notice to each holder of the applicable series of notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the note completed, or transfer their notes by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

CIFSA will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by CIFSA and such third party purchases all notes properly tendered and not withdrawn under its offer.

Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and CIFSA or the acquiring party may not have sufficient financial resources to effect such redemption or repurchase. Provisions in the Indenture relating to a Change of Control Triggering Event may, in certain circumstances, make it more difficult or discourage any leveraged buyout of Covidien plc or any of its subsidiaries. The Indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

CIFSA will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, CIFSA will comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

For purposes of this “Change of Control Triggering Event” section, the following terms have the following meanings:

“Below Investment Grade Rating Event” means the applicable series of notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly-announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Change of Control” means the occurrence of any of the following events:

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Covidien plc and its subsidiaries taken as a whole to any person or group of persons for purposes of Section13(d) of the Exchange Act other than Covidien plc or one of its subsidiaries or a person controlled by Covidien plc or one of its subsidiaries;

•

consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section13(d)(3) of the Exchange Act) other than Covidien plc’s or its subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of Covidien plc, measured by voting power rather than number of shares; or

•

the replacement of a majority of the board of directors of Covidien plc over a two-year period from the directors who constituted the board of directors of Covidien plc at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of Covidien plc then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

Notwithstanding the foregoing, a transaction effected to create a holding company for Covidien plc will not be deemed to involve a Change of Control if: (1) pursuant to such transaction Covidien plc becomes a direct or indirect wholly-owned subsidiary of such holding company, (2) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Covidien plc’s voting stock, if any, immediately prior to that transaction and (3) immediately following the transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the voting power represented by the outstanding voting stock of such holding company. Following any such transaction, references in this definition to Covidien plc shall be deemed to refer to such holding company. For purposes of this definition, “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Fitch” means Fitch Ratings Ltd.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable series of notes or fails to make a rating of such notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by CIFSA (as certified by a resolution of CIFSA’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Additional Considerations

The notes are also subject to certain modification and defeasance provisions, which are described in the accompanying prospectus. For a more detailed description, see “Description of Debt Securities” in the accompanying prospectus.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the internal laws of the State of New York.

CERTAIN LUXEMBOURG, BERMUDA AND IRELAND TAX CONSIDERATIONS

Luxembourg

The following summary is of a general nature and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a withholding tax or a tax of a similar nature refers to Luxembourg tax law and/or concepts only.

Withholding Tax

Non-resident holders of Notes

Under Luxembourg general tax laws currently in force and subject to the laws of 21 June 2005 mentioned below, as amended (the “Savings Laws”), there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.

Under the Savings Laws implementing the Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States (the “Territories”), payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner or a residual entity, as defined by the Savings Laws, which are resident of, or established in, an EU Member State (other than Luxembourg) or one of the Territories will be subject to a withholding tax unless the relevant recipient has adequately instructed the relevant paying agent to provide details of the relevant payments of interest or similar income to the fiscal authorities of his/her/its country of residence or establishment, or, in the case of an individual beneficial owner, has provided a tax certificate issued by the fiscal authorities of his/her country of residence in the required format to the relevant paying agent. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest under the notes coming within the scope of the Savings Laws will be subject to withholding tax of 35%.

Resident holders of Notes

Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended (the “Relibi Law”), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.

Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest under the notes coming within the scope of the Relibi Law would be subject to withholding tax of 10%.

Bermuda

Under current law, no income, withholding or other taxes or stamp, registration or other duties are imposed in Bermuda upon the issue, transfer or sale of the notes, or payments made in respect of the notes. As of the date hereof, there is no Bermuda income, company or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of securities issued by Covidien Ltd. or in respect of distribution by Covidien Ltd. with respect to Covidien Ltd.’s securities. Furthermore, Covidien Ltd. has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to Covidien Ltd. or any of its operations or obligations until March 28, 2016. This undertaking applies to securities issued by Covidien Ltd. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda. As an exempted company, Covidien Ltd. is liable to pay, in Bermuda, an annual registration fee based on its assessable capital, comprising the amount of its authorized share capital and share premium account, at a rate not exceeding $31,120 per annum.

Ireland

The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:

•	the issuer is resident in Ireland for tax purposes; or

•	the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland; or

•	the assets relating to the notes are attributed to an Irish branch or agency of the issuer.

CIFSA, the issuer of notes, confirms that it is not and will not be resident in Ireland for tax purposes and that it will not bring bearer notes (if any) into Ireland nor maintain a register of any registered notes in Ireland.

Tax at the standard rate of income tax (currently 20%) may be required to be withheld from guarantee payments as they could be treated as having an Irish source. Please see “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Taxation of Receipts

Notwithstanding that a noteholder may receive payments of interest or premium (if any) on the notes or guarantee payments under the notes free of Irish withholding tax, the noteholder may still be liable to pay Irish income or corporation tax on such interest, premium or guarantee payment if such interest, premium or guarantee payment has an Irish source, the noteholder is resident or (in the case of a person other than a body corporate) ordinarily resident in Ireland for tax purposes or the notes are attributed to a branch or agency in Ireland. Noteholders who are individuals may also be liable to pay social insurance (PRSI) contributions, the health levy and the income levy. Ireland operates a self-assessment system in respect of income and corporation tax, and each person must assess its own liability to Irish tax. Relief from Irish income tax may be available under the specific provisions of a double taxation agreement between Ireland and the country of residence of the recipient.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest or premium paid on notes issued by a company not resident in Ireland, where such interest or premium is collected or realised by a bank or encashment agent in Ireland on behalf of any noteholder.

Encashment tax does not apply where the noteholder is not resident in Ireland and has made a declaration in the prescribed form to the encashment agent or bank.

Capital Gains Tax

A noteholder will not be subject to Irish tax on capital gains on a disposal of notes unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a permanent establishment, branch or agency in respect of which the notes were used or held.

Capital Acquisitions Tax

A gift or inheritance comprising of notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs is currently levied at 30%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the notes are regarded as property situate in Ireland. A foreign domiciled individual will not be regarded as being resident or ordinarily resident in Ireland at the date of the gift or inheritance unless that individual (i) has been resident in Ireland for the five consecutive tax years preceding that date, and (ii) is either resident or ordinarily resident in Ireland on that date.

Bearer notes are generally regarded as situated where they are physically located at any particular time. Notes in registered form are property situate in Ireland if the register is in Ireland. The notes may, however, be regarded as situated in Ireland regardless of their physical location if they secure a debt due by an Irish resident debtor and/or are secured over Irish property. Accordingly, if such notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

As the issuer is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the notes so long as the instrument of transfer of the notes does not relate to:

•	any immoveable property in Ireland; or

•	stocks or marketable securities of a company registered in Ireland.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section contains a discussion of the material United States federal income tax considerations for initial purchasers of the notes who purchase the notes pursuant to this offering at the price set forth on the cover of this prospectus supplement and who will hold the notes as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This discussion does not describe all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, S corporations or other pass-through entities or investors in such entities, regulated investment companies, real estate investment trusts, U.S. expatriates and tax-exempt organizations (including private foundations)) or to persons that will hold the notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this discussion does not discuss any state, local, or non-United States tax considerations or any tax laws other than income tax laws. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, or disposition of the notes.

Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the notes.

Additional Amounts

We may pay additional amounts in certain circumstances, including as described under “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Triggering Event.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. This position is based on our determination that, as of the date of issuance of the notes, the possibility that additional amounts will have to be paid is remote or incidental within the meaning of the applicable Treasury regulations. Our position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. However, the IRS could challenge this position, and if such challenge were successful it could affect the amount and timing of the income recognized by a U.S. Holder and cause a U.S. Holder to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. The remainder of this discussion assumes the notes are not treated as contingent payment debt instruments. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments.

U.S. Holders

For the purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created in, or organized under the laws of, the United States or any State or political subdivision thereof,

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or

•

a trust, (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that has otherwise elected to be treated as a United States person.

Payments of Interest

Interest payable on the notes, including any Additional Amounts, will be taxable to a U.S. Holder as ordinary income when received or accrued in accordance with the U.S. Holder’s method of tax accounting and will constitute foreign source income for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes.

The amount of interest taxable as ordinary income will include amounts withheld in respect of non-United States taxes. If any non-United States income taxes are withheld in respect of any payments on the notes, a U.S. Holder may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit for United States federal income tax purposes. If a U.S. Holder elects to claim a foreign tax credit rather than a deduction, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. Holder in the particular year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes generally will constitute “passive category income.”

Sale, Redemption, or Retirement of the Notes

A U.S. Holder will generally recognize United States source capital gain or loss upon the sale, redemption, retirement, or other taxable disposition of the notes in an amount equal to the difference between the amount realized from such disposition (other than any amount attributable to accrued but unpaid interest, which will be taxable as interest income) and the U.S. Holder’s tax basis in the notes. A U.S. Holder’s tax basis in a note will be, in general, the cost of the note to the U.S. Holder reduced by any principal payments previously received by such U.S. Holder. Any such gain or loss generally will be long-term capital gain or loss if the notes have been held for more than one year. Long-term capital gains recognized by a non-corporate U.S. Holder generally are currently subject to U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to significant limitations.

Medicare Tax and Foreign Asset Reporting

For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates or trusts will be required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). In addition, certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the notes) are required to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Information Reporting and Backup Withholding

Payments of principal, and interest on, and the proceeds of sale, exchange, or other disposition of, notes by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding (currently at a 28% rate) may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders are not subject to these information reporting and backup withholding requirements. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder generally will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Pursuant to the Hiring Incentives to Restore Employment Act of 2010 and recently promulgated temporary regulations thereunder, individual U.S. Holders (and certain entities treated as individuals for the purposes of the foregoing rules) may be required to submit to the Internal Revenue Service certain information with respect to their beneficial ownership of the notes, if such notes are not held on their behalf by a financial institution. This new law also imposes penalties if an individual U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

Non-U.S. Holders

As used herein, a non-U.S. Holder is a beneficial owner of a note that is, for United States federal income tax purposes, not a partnership and not a U.S. Holder.

A non-U.S. Holder generally will not be subject to United States federal income or withholding tax or backup withholding on payments of interest on, or gain on the sale or other taxable disposition of, a note unless (i) such payments of interest or gain are effectively connected with the conduct by such non-U.S. Holder of a U.S. trade or business (and, if required by an applicable tax treaty, attributable to a U.S. permanent establishment) or (ii) in the case of gain realized by an individual non-U.S. Holder, such individual was present in the United States for 183 days or more during the tax year in which such gain is realized and certain other conditions are met.

A non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL INCOME, STATE, LOCAL, NON-UNITED STATES AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING

We and the underwriters for the offering named below, for whom BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, we have agreed to sell and each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BNP Paribas Securities Corp.	$	$
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Total	$	$

The underwriters have agreed to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered by this prospectus supplement are subject to the approval of specified legal matters by their counsel and several other specified conditions. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have advised us that they propose to offer the notes offered by this prospectus supplement to the public at the initial public offering prices set forth on the cover of this prospectus supplement and may offer the notes to certain securities dealers at such prices less concessions not in excess of     % of the principal amount of the 20     notes and     % of the principal amount of the 20     notes. The underwriters may allow, and such dealers may reallow, concessions not in excess of      % of the principal amount of the 20     notes and     % of the principal amount of the 20     notes on sales to certain other brokers and dealers. After the initial offering of the notes, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of notes (expressed as a percentage of the principal amount of the notes):

Paid by Us
Per 20 note		%
Total	$
Per 20 note		%
Total	$

We estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $            . Prior to the offering, there have been no public markets for the notes.

The notes are new issues of securities with no established trading markets. The underwriters have informed us that they may make a market in each series of notes from time to time. The underwriters are not obligated to do this, and they may discontinue this market making for the notes at any time without notice. Therefore, no assurance can be given concerning the liquidity of the trading markets for the notes or that active markets for the notes will develop. We do not intend to apply for listing of the notes on any securities exchange or automated quotation system.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that each underwriter may be required to make in respect thereof.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes, or “T+5.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement arrangement at the time of such trade to prevent a failed settlement and should consult their own advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or the guarantors. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been or will be taken in any jurisdiction other than in the United States that would permit a public offering of the notes or the possession, circulation or distribution of any material relating to us in any jurisdiction where action for such purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, nor may any offering material or advertisement in connection with the notes (including this prospectus supplement and the accompanying prospectus and any amendment or supplement hereto or thereto) be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the bookrunner for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Price Stabilization and Short Positions

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell a greater number of notes than they are required to purchase in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. Neither we nor any of the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The underwriters are not required to engage in any of these transactions and may end any of them at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

VALIDITY OF NOTES

The validity of the notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters under the laws of Luxembourg related to the notes will be passed upon by Allen & Overy Luxembourg, Luxembourg counsel to CIFSA. Certain matters under the laws of Bermuda related to the guarantee of the notes by Covidien Ltd. will be passed upon for Covidien Ltd. by Appleby, Bermuda, Bermuda counsel to Covidien Ltd. Certain matters under the laws of Ireland related to the guarantee of the notes by Covidien plc will be passed upon for Covidien plc by Arthur Cox, Dublin, Ireland, Irish counsel to Covidien plc. Davis Polk & Wardwell LLP, New York, New York is advising the underwriters in connection with the offering of the notes.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Covidien plc’s Annual Report on Form 10-K for the year ended September 30, 2011, and the effectiveness of Covidien plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated and combined financial statements and includes an explanatory paragraph related to changes in the company’s method of accounting for business combinations in 2010, and changes in the measurement date in 2009 for pension and postretirement plans, both to conform to new authoritative guidance issued by the Financial Accounting Standards Board and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the Commission. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports and other information regarding registrants like us that file electronically with the Commission. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our Internet website is www.covidien.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Commission. In addition, we have posted the charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Governance Committee and Compliance Committee, as well as our Corporate Governance Guidelines and Guide to Business Conduct, under the heading “Corporate Governance” in the Investor Relations section of our website. Information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Covidien International Finance S.A.

Debt Securities

Covidien public limited company and Covidien Ltd.

Guarantees of Debt Securities

By this prospectus, Covidien International Finance S.A. (“CIFSA”) may offer and sell from time to time debt securities, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. The debt securities will be fully and unconditionally guaranteed by Covidien Ltd., the direct parent company of CIFSA, and Covidien public limited company (“Covidien plc”), the direct parent company of Covidien Ltd. and indirect parent company of CIFSA.

We will provide the specific terms of the debt securities and guarantees in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 18 of this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that Covidien plc, Covidien Ltd. and CIFSA have filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by Commission rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

CERTAIN TERMS USED IN THIS PROSPECTUS

Unless otherwise stated or the context requires otherwise, the “issuer” or “CIFSA” refers to Covidien International Finance S.A., the issuer of the debt securities, “the company”, “we,” “us” and “our” refer to Covidien plc and its subsidiaries, including Covidien Ltd. and Covidien International Finance S.A.

RISK FACTORS

Investing in CIFSA’s debt securities involves risk. Before you decide whether to purchase any of CIFSA’s debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement and in Covidien plc’s most recent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Commission. For more information, see the section of this prospectus entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment in CIFSA’s debt securities. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD LOOKING STATEMENTS

This prospectus, including any related prospectus supplement and the documents incorporated herein and therein by reference, contains “forward-looking statements” within the meaning of the Federal securities laws. These forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions.

Forward-looking statements are based on our current expectations, assumptions, estimates and projections about our businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control or difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from those expressed in the forward-looking statements.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

The risk factors discussed under “Item 1A. Risk Factors” in Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and under similar headings in Covidien plc’s subsequently filed Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any applicable prospectus supplement and in other documents incorporated by reference herein, could cause our results to differ materially from those expressed in forward-looking statements. We undertake no obligation to publicly update forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures we make on related subjects in future reports filed with the Commission.

THE COMPANY

We are a global leader in the development, manufacture and sale of healthcare products for use in clinical and home settings. Our products are found in almost every hospital in the United States, and we have a significant and growing presence in non-U.S. markets. Our mission is to create and deliver innovative healthcare solutions, developed in ethical collaboration with medical professionals, which enhance the quality of life for patients and improve outcomes for our customers and our shareholders.

Covidien Ltd. was incorporated in Bermuda in 2000 as a wholly-owned subsidiary of Tyco International Ltd. Until June 29, 2007, Covidien Ltd. did not engage in any significant business activities and held minimal assets. As part of a plan to separate Tyco International into three independent companies, Tyco International transferred the equity interests of the entities that held all of the assets and liabilities of its healthcare businesses to Covidien Ltd. and, on June 29, 2007, distributed all of its shares of Covidien Ltd. to Tyco International shareholders. Our financial results incorporated into this prospectus reflect the consolidated operations of Covidien Ltd. as an independent publicly-traded company following June 29, 2007, and a combined reporting entity comprised of the assets and liabilities used in managing Tyco International Ltd.’s healthcare businesses, including Covidien Ltd., prior to and including June 29, 2007.

In December 2008, our Board of Directors approved moving our principal executive office from Bermuda to Ireland. On May 28, 2009, shareholders voted in favor of a reorganization proposal pursuant to which Covidien Ltd. common shares would be cancelled and holders of such shares would receive ordinary shares of Covidien plc on a one-to-one basis. The reorganization transaction was completed on June 4, 2009, following approval from the Supreme Court of Bermuda, at which time Covidien plc replaced Covidien Ltd. as the ultimate parent company. Shares of the Irish company, Covidien plc, began trading on the New York Stock Exchange on June 5, 2009 under the symbol “COV,” the same symbol under which Covidien Ltd. shares were previously traded.

We operate our businesses through three segments:

•

Medical Devices includes the development, manufacture and sale of endomechanical instruments, soft tissue repair products, energy devices, oximetry and monitoring products, airway and ventilation products, products used in vascular therapies and other medical products.

•	Pharmaceuticals includes the development, manufacture and distribution of specialty pharmaceuticals, active pharmaceutical ingredients, specialty chemicals, contrast products and radiopharmaceuticals.

•	Medical Supplies includes the development, manufacture and sale of nursing care products, medical surgical products, SharpSafety products and original equipment manufacturer products (OEM).

The principal executive offices of Covidien International Finance S.A. are located at 3b Boulevard Prince Henri, L-1724 Luxembourg and the telephone number of its principal executive offices is + 352 266-3790. The principal executive offices of each of Covidien Ltd. and Covidien plc are located at 20 Lower Hatch Street, Dublin 2, Ireland and the telephone number at that address is +353 (1) 438-1700.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including the repayment of outstanding debt. Pending such uses, the proceeds may be invested temporarily in short-term securities. Investors should refer to the applicable prospectus supplement for any specific use of proceeds from a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt expenses and an appropriate interest factor on operating leases.

	Six Months Ended March 26, 2010	Year Ended September 25, 2009	Year Ended September 26, 2008	Year Ended September 28, 2007	Year Ended September 29, 2006	Year Ended September 30, 2005
Ratio of Earnings to Fixed Charges	10.87	9.52	9.25	2.57	10.58	8.21

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under the indenture, dated October 22, 2007, as supplemented, among CIFSA, Covidien Ltd., Covidien plc and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). References to the Indenture in this description refer to the Indenture as supplemented. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. CIFSA may issue additional debt securities in the future without the consent of the holders of outstanding debt securities. If CIFSA issues additional debt securities of any series, those debt securities will contain the same terms as and be deemed part of the same series as that series of new debt securities. The terms and provisions of other series of debt securities that may be issued under the Indenture may differ. CIFSA may issue other debt securities separately, upon conversion of or in exchange for other securities, or as part of a unit with other securities.

General

Reference is made to the applicable prospectus supplement for the following terms of the debt securities: (1) the aggregate principal amount of the debt securities; (2) the percentage of their principal amount at which the debt securities will be issued, if issued at a discount from their principal amount; (3) the date on which the debt securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, or the method by which such interest rates will be determined; (5) the times at which such interest, if any, will be payable; (6) the date, if any, after which the debt securities may be redeemed at the option of CIFSA or the Holder (as defined in the Indenture) and the redemption price; (7) the terms of any redemption, whether mandatory or optional; (8) the denominations in which the debt securities are authorized to be issued; (9) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium if any) and interest (if any) on such debt securities shall be payable; (10) any additional affirmative or negative covenants or events of default applicable to any series of debt securities; and (11) any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Except as otherwise provided in the applicable prospectus supplement, the debt securities will be issued in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The debt securities will be CIFSA’s direct and unconditional general obligations. The debt securities will be unsubordinated and unsecured obligations ranking equally with all of CIFSA’s existing and future unsubordinated and unsecured obligations. Claims of holders of the debt securities will be effectively subordinated to the claims of holders of CIFSA’s secured debt, if any, with respect to the collateral securing such claims and structurally subordinated to the debt of CIFSA’s subsidiaries.

Guarantees

Covidien Ltd. and Covidien plc, jointly and severally, will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. Each of Covidien Ltd.’s and Covidien plc’s guarantees is its unsecured, unsubordinated obligation and ranks equally with all other unsecured and unsubordinated obligations of Covidien Ltd. and Covidien plc, respectively. The guarantees provide that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Covidien Ltd. and Covidien plc to enforce the guarantees without first proceeding against CIFSA.

Redemption Upon Changes in Withholding Taxes

CIFSA may redeem all, but not less than all, of the debt securities under the following conditions:

•

If there is an amendment to, or change in, the laws or regulations of Luxembourg, Ireland or Bermuda, or another jurisdiction in which CIFSA, Covidien Ltd., Covidien plc or any successor thereof may be organized, or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to CIFSA, Covidien Ltd. or Covidien plc which amendment or change is announced or becomes effective after the date on which the Notes are first issued.

•

As a result of such amendment or change, CIFSA, Covidien Ltd. or Covidien plc becomes, or there is a material probability that CIFSA, Covidien Ltd. or Covidien plc will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities.

•	The obligation to pay Additional Amounts cannot be avoided through CIFSA’s, Covidien Ltd.’s, or Covidien plc’s commercially reasonable measures.

•	CIFSA delivers to the trustee:

•

a certificate of CIFSA, Covidien Ltd. or Covidien plc, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by CIFSA, Covidien Ltd. or Covidien plc, as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent legal counsel to CIFSA, Covidien Ltd. or Covidien plc, as the case may be, of recognized standing to the effect that CIFSA, Covidien Ltd. or Covidien plc, as the case may be, is obligated to, or there is a material probability that it will become obligated to, pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that CIFSA, Covidien Ltd., or Covidien plc, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.

•

Following the delivery of the certificate and opinion described above, CIFSA provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which CIFSA, Covidien Ltd. or Covidien plc would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the items discussed above, CIFSA may redeem the debt securities at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Redemption of the Debt Securities in Other Circumstances

Any additional redemption rights with respect to the debt securities will be set forth in the applicable prospectus supplement.

Covenants

Affirmative Covenants

CIFSA has agreed in the Indenture that it will:

•	pay the principal, interest and any premium on the debt securities when due at the rate specified in the debt securities;

•	maintain a place of payment;

•

along with Covidien Ltd. and Covidien plc, furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer as to such officer’s knowledge of CIFSA’s, Covidien Ltd.’s or Covidien plc’s, as the case may be, compliance with all covenants and agreements under the Indenture; and

•	make available to the trustee all reports and information filed with the Commission.

Negative Covenants

Negative covenants applicable to a specific series of debt securities will be set forth in the applicable Indenture supplement for such series of debt securities and described in the applicable prospectus supplement.

Limitations on Consolidations, Mergers and Sales of Assets

The Indenture provides that CIFSA, Covidien Ltd. and Covidien plc will not merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any person, unless:

•

either Covidien plc, Covidien Ltd. or CIFSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance of all or substantially all the assets of Covidien plc, Covidien Ltd. or CIFSA, as the case may be (if other than Covidien plc, Covidien Ltd. or CIFSA, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the applicable guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by Covidien plc, Covidien Ltd. or CIFSA, as the case may be, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a “corporation” for U.S. tax purposes or Covidien plc, Covidien Ltd. or CIFSA, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

•

no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Events of Default

The following are events of default under the Indenture with respect to each series of the debt securities:

•	default in the payment of any installment of interest upon any of such debt securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

•

default in the payment of all or any part of the principal of or premium, if any, on any of such debt securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

•

default in the performance, or breach, of any covenant or agreement of Covidien plc, Covidien Ltd. or CIFSA in respect of such debt securities and the guarantees (other than the failure to comply with any covenant or agreement contained in Section 314(a)(1) of the Trust Indenture Act or to file with the trustee the information that may be required to be filed with the Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Covidien plc, Covidien Ltd. and CIFSA by the trustee or to Covidien plc, Covidien Ltd., CIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of all series issued under the Indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or

•

any guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by Covidien plc, Covidien Ltd. or CIFSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or

•

a court having jurisdiction in the premises shall enter a decree or order for relief in respect of CIFSA, Covidien Ltd. or Covidien plc in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of CIFSA, Covidien Ltd. or Covidien plc or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•

CIFSA, Covidien Ltd. or Covidien plc shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of CIFSA, Covidien Ltd. or Covidien plc or for any substantial part of its property, or make any general assignment for the benefit of creditors.

Any additional events of default applicable to a specific series of debt securities will be set forth in the applicable Indenture supplement for such series of debt securities and described in the applicable prospectus supplement.

Any failure to perform, or breach of, any covenant or agreement of Covidien plc, Covidien Ltd. or CIFSA in respect of the debt securities and the guarantees contained in Section 314(a)(1) of the Trust Indenture Act or to file with the trustee the information that may be required to be filed with the Commission shall not be a default or an event of default. Remedies against Covidien plc, Covidien Ltd. and CIFSA for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Covidien plc, Covidien Ltd. and CIFSA by the trustee or to Covidien plc, Covidien Ltd., CIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of all series under the Indenture affected thereby, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the Indenture, CIFSA will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

In any event of default with respect to the debt securities, unless the principal has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, by notice in writing to CIFSA, Covidien Ltd. and Covidien plc, and to the trustee if notice is given by such holders, may declare the unpaid principal of all such debt securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities may waive any default in the performance of any of the covenants contained in the Indenture with respect to the debt securities of such series and its consequences, except a default regarding payment of principal, premium, if any, or interest. Any such waiver shall cure such default.

Subject to the terms of the Indenture, if an event of default under the Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the debt securities if the trustee determines in good faith that the proceeding could result in personal liability. The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, provided that:

•	it is not in conflict with any law or the Indenture; and

•	it is not unduly prejudicial to the rights of the holders of the debt securities of another series issued under the Indenture.

A holder of the debt securities will only have the right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to the debt securities;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request, and such holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•

the trustee does not institute such action, suit or proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after such notice, request and offer.

The right of any holder to receive payment of principal, premium, if any, or interest or to institute a suit for such payment shall not be impaired without the consent of such holder.

Modification of the Indenture

CIFSA, Covidien Ltd., Covidien plc and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of the debt securities with respect to certain matters, including:

•

to cure any ambiguity, defect or inconsistency in the Indenture or any series of debt securities, including making any such changes as are required for the Indenture to comply with the Trust Indenture Act, or to make such other provisions in regard to matters or questions arising under the Indenture as the board of directors of CIFSA may deem necessary or desirable, and which shall not in either case adversely affect the interest of the holders of outstanding debt securities in any material respect;

•

to evidence the succession of another person to Covidien plc, Covidien Ltd. or CIFSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Covidien plc, Covidien Ltd. or CIFSA, as the case may be, pursuant to provisions in the Indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add covenants for the benefit of the holders of all or any outstanding series of debt securities or to surrender any of CIFSA’s, Covidien Ltd.’s or Covidien plc’s rights or powers;

•	to add any additional events of default for the benefit of the holders of all or any outstanding series of debt securities;

•	to change or eliminate any provisions of the Indenture if the provision that is changed or eliminated does not apply to any outstanding debt securities;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in the Indenture, to provide which, if any, of the covenants of CIFSA shall apply to such series, to provide which of the events of default shall apply to such series, to provide for the terms and conditions upon which the guarantees by Covidien plc and Covidien Ltd. of such series may be released or terminated or to define the rights of the holders of such series of debt securities;

•

to issue additional debt securities of any series if such additional debt securities have the same terms and will be part of the same series as the applicable series of debt securities to the extent required under the Indenture; and

•

to provide for a successor trustee with respect to the debt securities of one or more series and add or change any provision of the Indenture to provide for or to facilitate the administration of the trust by more than one trustee.

In addition, under the Indenture, the rights of holders may be changed by Covidien plc, CIFSA, Covidien Ltd. and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series at the time outstanding that are affected. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•

extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage of debt securities the holders of which are required to consent to any such supplemental indenture or indentures.

An amendment of a provision included solely for the benefit of one or more series of debt securities does not affect the interests of the holders of any other series of debt securities.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if the consent approves the substance of it.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas will serve as the trustee for the debt securities pursuant to the Indenture. The address of the corporate trust office of the trustee is 60 Wall Street, 27th Floor, New York, New York 10005. Pursuant to the Trust Indenture Act, if a default occurs with respect to any series of the debt securities, Deutsche Bank Trust Company Americas would be required to resign as trustee within 90 days of default unless such default were cured, duly waived or otherwise eliminated.

The trustee, upon an event of default under the Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the Indenture or adequate indemnity against such risk is not reasonably assured it.

The trustee may resign with respect to one or more series of debt securities by giving a written notice to CIFSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying CIFSA and the trustee. CIFSA may remove the trustee if:

•	the trustee acquires a “conflicting interest,” as such term is defined in the Trust Indenture Act, and fails to comply with the Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the Indenture; or

•	the trustee:

•	is incapable of acting,

•	is adjudged to be bankrupt or insolvent,

•	commences a voluntary bankruptcy proceeding, or

•	a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, CIFSA will appoint a successor trustee in accordance with the provisions of the Indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the Indenture.

Payment and Paying Agents

The interest on the debt securities on any interest payment date will be paid to the person in whose name such debt securities (or one or more predecessor debt securities) are registered at the close of business on the regular record date for such interest.

CIFSA may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by CIFSA. If CIFSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series.

All funds paid by Covidien plc, Covidien Ltd. or CIFSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed at the end of one year after such principal, premium, if any, or interest has become due and payable will be repaid to Covidien plc, Covidien Ltd. or CIFSA, as the case may be, and the holder of the debt securities thereafter may look only to Covidien plc, Covidien Ltd. and CIFSA for payment thereof.

Payment of Additional Amounts

Unless otherwise required by law, none of CIFSA, Covidien Ltd. nor Covidien plc will deduct or withhold from payments made with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that CIFSA, Covidien Ltd. or Covidien plc is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the debt securities or the guarantees, as the case may be, CIFSA, Covidien Ltd. or Covidien plc, as the case may be, will pay such Additional Amounts (as defined below) so that the net amount received by each holder of debt securities, including the Additional Amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. However, Additional Amounts will not be paid with respect to a payment to a holder of debt securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than the holder’s mere ownership of a debt security, nor will we pay Additional Amounts for or on the account of:

•

any Taxes that are imposed or withheld solely because the beneficial owner of such debt securities, or a fiduciary, settler, beneficiary, or member of the beneficial owner if the beneficial owner is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•

has or had any present or former connection (other than the mere fact of ownership of a debt security) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax;

•	owns or owned 10% or more of the total combined voting power of all classes of stock of CIFSA, Covidien Ltd. or Covidien plc;

•	any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the debt securities, except as otherwise provided in the Indenture;

•

any Taxes imposed solely as a result of the presentation of the debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•

any Taxes imposed solely as a result of the failure of the beneficial owner or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of a debt security, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of sections 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended from time to time;

•	any Taxes that are payable by any method other than withholding or deduction by CIFSA, Covidien Ltd. or Covidien plc or any paying agent from payments in respect of such debt security;

•	any Taxes that are required to be withheld by any paying agent from any payment in respect of any debt security if such payment can be made without such withholding by at least one other paying agent;

•

any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to, that Directive;

•	any withholding or deduction for Taxes which would not have been imposed if the relevant debt security had been presented to another paying agent in a Member State of the European Union; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to a holder of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a debt security that is not the sole beneficial owner of such debt security, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

We refer to the amounts that CIFSA, Covidien Ltd. or Covidien plc is required to pay to preserve the net amount receivable by the holders of debt securities as “Additional Amounts.” Whenever in the Indenture, the debt securities, the guarantees or in this “Description of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt security, such mention includes the payment of Additional Amounts to the extent payable in the particular context. The foregoing provisions will survive any termination or the discharge of the Indenture and will apply to any jurisdiction in which any successor to CIFSA, Covidien Ltd. or Covidien plc, as the case may be, is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Each of CIFSA, Covidien Ltd. and Covidien plc, as applicable, also:

•	will withhold or deduct the Taxes as required;

•	will remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by CIFSA, Covidien Ltd. or Covidien plc or if, notwithstanding CIFSA’s, Covidien Ltd. or Covidien plc’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities or a guarantee is due and payable, if CIFSA, Covidien Ltd. or Covidien plc will be obligated to pay Additional Amounts with respect to such payment, CIFSA, Covidien Ltd. or Covidien plc will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the debt securities on the payment date.

In addition, CIFSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

Governing Law

The Indenture and the debt securities are deemed to be a contract made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable.

Satisfaction and Discharge

CIFSA’s obligations with respect to a series of the debt securities will be discharged upon Covidien plc’s, Covidien Ltd.’s or CIFSA’s irrevocable deposit with the trustee, in trust, of funds or governmental obligations sufficient to pay at maturity within one year or upon redemption within one year all of such debt securities which have not already been delivered to the trustee for cancellation, including:

•	principal;

•	premium, if any;

•	unpaid interest; and

•	all other payments due under the terms of the Indenture with respect to such debt securities.

Notwithstanding the above, CIFSA may not be discharged from the following obligations which will survive until such debt securities mature:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of such debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain a paying agent; and

•	to appoint a new trustee as required.

CIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of such debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the Indenture; and

•	to receive unclaimed payments held by the trustee for at least one year and remit such payments to the holders if required.

Defeasance of Covenants Under Certain Circumstances

Upon compliance with specified conditions, CIFSA will not be required to comply with some covenants contained in the Indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to such debt securities, or, if applicable, CIFSA’s obligations with respect to such debt securities will be discharged. These conditions include:

•

the irrevocable deposit, in trust with the trustee for the benefit of the holders of such debt securities, of funds, or governmental obligations, in each case, sufficient to pay all the principal of, premium, if any, and interest on such debt securities to maturity or redemption, as the case may be, and all other amounts payable by CIFSA under the Indenture;

•

the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the Indenture relating to covenant defeasance have been complied with;

•

an event of default under the Indenture described in the first, second, fourth, fifth or sixth bullet points in the first paragraph under the caption “Events of Default” has not occurred and is not continuing, and an event which with notice or lapse of time or both would become such an event of default with respect to such debt securities has not occurred and is not continuing, on the date of such deposit;

•

the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

•	the trustee will not have a conflicting interest for the purposes of the Trust Indenture Act with respect to any debt securities due to the defeasance; and

•	such covenant defeasance will not result in the trust arising from such deposit constituting, unless it is qualified, a regulated investment company under the Investment Company Act of 1940.

Compliance Certificates and Opinions of Counsel

The Indenture requires Covidien plc, Covidien Ltd. or CIFSA to furnish the following to the trustee under certain circumstances:

•

in the case of any redemption of debt securities prior to the expiration of any restriction on redemption contained in the debt securities or the Indenture, a certificate evidencing compliance with the restriction;

•	as may be required by the Commission, information, documents and reports as to compliance with or defaults under the Indenture;

•

prior to the closing of any consolidation, merger, sale, transfer, lease or conveyance of Covidien plc, Covidien Ltd. or CIFSA’s assets substantially as an entirety, a certificate and an opinion of counsel as to compliance with the Indenture and the conditions set forth under the heading “Limitation on Covidien plc, Covidien Ltd. and CIFSA’s Ability to Consolidate, Merge and Sell Assets”;

•

prior to a defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the Indenture relating to satisfaction and discharge have been complied with; and

•

unless a certificate or opinion of counsel is not already required, in connection with any action that CIFSA may ask the trustee to take under the Indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the Indenture relating to the proposed action.

Agent for Service of Process

The agent for service of process for each of Covidien plc, Covidien Ltd. and CIFSA in the State of New York for any action relating to the Indenture or the debt securities is CT Corporation System, which currently maintains a New York City office at 111 Eighth Ave., 13th Floor, New York, New York 10011.

BOOK-ENTRY SYSTEM

Each series of debt securities offered by this prospectus may be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, unless we specify otherwise in the applicable prospectus supplement, a global debt security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository. However, unless we specify otherwise in the applicable prospectus supplement, if the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global debt security. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that the Depository, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

We will wire principal, interest and any premium payments to the Depository or its nominee. We and the applicable Trustee will treat the Depository or its nominee as the owner of the global debt security for all purposes, including any notices and voting. Accordingly, we, the applicable Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global debt security to owners of beneficial interests in a global debt security.

Unless we specify otherwise in the applicable prospectus supplement, DTC will act as Depository for debt securities issued as global debt securities. The debt securities will be registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com and http://www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the applicable Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any debt securities may be Direct Participants of DTC.

So long as the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as initial purchasers, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

PLAN OF DISTRIBUTION

We may sell debt securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through any combination of these methods of sale. The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

In connection with the sale of debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the debt securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, each series of debt securities will be a new issue with no established trading market. We may elect to list any series of debt securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the debt securities.

Under agreements into which the we may enter, underwriters will be, and dealers and agents who participate in the distribution of the debt securities may be, entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We may also use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize dealers or other persons acting as the our agents to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount no less than, and the aggregate principal amounts of debt securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us. Contracts will not be subject to any conditions except (i) the purchase by an institution of the debt securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if debt securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the debt securities less the principal amount thereof covered by the Contracts. If in conjunction with the sale of the debt securities to institutions under Contracts, the debt securities are also being sold to the public, the consummation of the sale under the Contracts shall occur simultaneously with the consummation of the sale to the public. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such Contracts.

In order to comply with the securities laws of certain states, if applicable, the debt securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states debt securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the debt securities offered hereby may not simultaneously engage in market making activities with respect to the debt securities for a period of two business days prior to the commencement of such distribution.

ENFORCEMENT OF CIVIL LIABILITIES

General

CIFSA is a Luxembourg company, Covidien Ltd. is a Bermuda company and Covidien plc is an Irish company. CIFSA, Covidien and Covidien plc have consented in the Indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the Indenture, the notes or the guarantees. A substantial majority of each of Covidien Ltd.’s directly held assets and Covidien plc’s indirectly held assets consist of shares in CIFSA. Accordingly, any judgment against CIFSA, Covidien Ltd. or Covidien plc in respect of the Indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg, Bermuda or Ireland. Investors should not assume that the courts of Luxembourg, Bermuda or Ireland would enforce judgments of U.S. courts obtained against CIFSA, Covidien Ltd. or Covidien plc predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against CIFSA, Covidien Ltd. or Covidien plc predicated solely upon such laws.

Luxembourg

CIFSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of CIFSA’s assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on CIFSA or on such persons or to enforce in Luxembourg courts judgments obtained against CIFSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against CIFSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

CIFSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to Section 678 of the New Luxembourg code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. judgment is enforceable (executoire) in the United States;

•	the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

•	the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

•	the U.S. judgment must not have violated the right of the defendant to present a defense;

•	the principles of natural justice have been complied with; and

•	the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Ireland

Covidien plc is incorporated under the laws of Ireland. Covidien plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

Bermuda

Covidien Ltd. is incorporated under the laws of Bermuda. In addition, certain of its directors and officers reside outside the United States, and all or a substantial portion of its assets and the assets of such persons are or may be located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon Covidien Ltd. or those persons.

Covidien Ltd. has been advised by Appleby, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgements of U.S. courts obtained in actions against Covidien Ltd. or its directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against Covidien Ltd. or such persons predicated solely upon U.S. federal securities laws. Further, Covidien Ltd. has been advised by Appleby that there is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against Covidien Ltd. or its directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over Covidien Ltd. or its directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a certain sum based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against Covidien Ltd. or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on Covidien Ltd. or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

VALIDITY OF DEBT SECURITIES

The validity of the debt securities will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Covidien plc’s Annual Report on Form 10-K for the year ended September 25, 2009, and the effectiveness of Covidien plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated and combined financial statements and includes explanatory paragraphs related to a) the fact that prior to the separation of Covidien plc (formerly Covidien Ltd.) from Tyco International Ltd. on June 29, 2007, the healthcare businesses of Tyco International Ltd. were comprised of the assets and liabilities used in managing and operating the various healthcare businesses of Tyco International Ltd. and include allocations of corporate overhead, net interest expense and other expenses, from Tyco International which may not be reflective of the actual costs or debt which would have been incurred had the company operated as a separate entity apart from Tyco International, and b) changes in the company’s method of accounting for uncertain tax positions in 2008, and changes in the measurement date in 2009 and adoption of new recognition and disclosure requirements in 2007 for pension and postretirement plans, all to conform to new authoritative guidance issued by the Financial Accounting Standards Board and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the Commission. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports and other information regarding registrants like us that file electronically with the Commission. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our Internet website is www.covidien.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Commission. In addition, we have posted the charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Governance Committee and Compliance Committee, as well as our Corporate Governance Guidelines and Guide to Business Conduct, under the heading “Corporate Governance” in the Investor Relations section of our website.

CIFSA filed with the Commission a Registration Statement on Form S-3 under the Securities Act, with respect to debt securities to be issued by CIFSA. The guarantees of each of Covidien plc and Covidien Ltd. with respect to the debt securities to be issued by CIFSA are also covered by the Registration Statement. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Covidien plc with the Commission pursuant to the Exchange Act are incorporated in this prospectus by reference:

•	Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009.

•	Covidien plc’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 25, 2009 and March 26, 2010.

•	Covidien plc’s Proxy Statement on Scheduled 14A filed on January 25, 2010 and Definitive Additional Materials on Schedule 14A filed on January 25, 2010.

•	Covidien plc’s Current Reports on Form 8-K filed on September 30, 2009, November 6, 2009, December 17, 2009, January 25, 2010, March 18, 2010, May 26, 2010, June 1, 2010 and June 16, 2010.

All documents filed by Covidien plc pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of all debt securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in an applicable prospectus supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus or any prospectus supplement, except as so modified or superseded.

Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein. Requests should be made to:

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

Attention: Investor Relations

Telephone: (508) 452-4363

Copies of these filings are also available, without charge, at the Investor Relations section of our website. The other contents of our website have not been, and shall not be deemed to be, incorporated by reference into this prospectus.

Covidien International Finance S.A.

$                 % Senior Notes due 20

$                 % Senior Notes due 20

fully and unconditionally guaranteed by each of

Covidien public limited company and Covidien Ltd.

PROSPECTUS SUPPLEMENT

May     , 2012

Joint Book-Running Managers

Deutsche Bank Securities

Citigroup

BNP PARIBAS